EXHIBIT 10.2
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                                LICENSE AGREEMENT

         This Agreement is made effective and entered into as of November 16, 1990, by and between Scanner Technologies Corporation, a Minnesota Corporation, having its corporate offices located at 14505 21st Avenue North, Suite 220, Minneapolis, Minnesota 55447 (hereinafter "SCANNER") and Elwin M. and Elaine E. Beaty, residents of the state of Minnesota residing at 13529 Arthur Street, Minnetonka, Minnesota, 55343 (hereinafter called "LICENSOR").


                                   WITNESSETH

         WHEREAS, LICENSOR owns all right, title and interest in and to certain Know How, Copyrights, and Trademarks, as hereinafter defined related to Electronic Vision Products (herein defined as "SCANNER PRODUCTS"); and

         NOW, THEREFORE, in consideration of the mutual promises hereinbelow and for other good and valuable consideration, the parties agree as follows:

1.       Definitions.

         (a) "Licensed Know How" shall mean all trade secrets and proprietary Know How including Software Source Code owned by LICENSOR related to the operation, manufacturing, testing and selling of SCANNER PRODUCTS.

         (b) "SCANNER PRODUCTS" shall mean and include any equipment, device, or apparatus intended for applications which, upon manufacture includes, or the manufacture of which employs, any future invention or inventions resulting from the use of any of the Licensed Know How or the Intellectual Property or which includes when sold, leased, or put into use, or the use of which employs when put


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                  into use, any invention or future inventions of the Licensed
                  Know How, and any future products developed by SCANNER during the term of this agreement.

         (c) "Licensed Trademarks" shall be those trademarks designated hereinbelow in Section 7.

         (d) "Licensed Copyrights" shall be all copyrights owned by LICENSOR in SCANNER PRODUCTS' software.

         (e) "Gross Sales" shall mean the gross selling price or gross leasing price, as the case may be, of SCANNER PRODUCTS in the form in which such products are sold or leased.

         (g)      "TERRITORY" shall mean world wide.

2.       Grant of License.

         Subject to the terms and conditions of this Agreement and in consideration of the royalty and license fee to be paid by SCANNER and the issuance of stock as set out hereinbelow, LICENSOR hereby grants, and SCANNER hereby accepts, a full exclusive, royalty-bearing license under the Licensed Know How, Copyrights, Trademarks and Computer Source Code and patents if any (hereinafter THE LICENSED INTELLECTUAL PROPERTY) to make, use, lease, and sell SCANNER PRODUCTS worldwide

3. Royalty.

         (a) SCANNER shall pay to LICENSOR a royalty in the amount of five percent (5%) of SCANNER'S Gross Sales until such time as the stock of SCANNER shall be registered and becomes freely tradeable.

         (b) Within sixty (60) days after the end of each calendar quarter during the term of this Agreement, SCANNER will report to LICENSOR in writing whether or not


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                  any royalties have been earned under paragraph 3(a) of this
                  Agreement during such calendar quarter, and the total amount of any royalties so earned during such calendar quarter. Such royalties will be paid to LICENSOR contemporaneously with the rendering of this statement. SCANNER will continue to render statements following the termination of this Agreement, until all sales made pursuant to this Agreement have been accounted for.

         (c) For the purpose of computing royalties, the SCANNER PRODUCTS will be considered sold when billed, shipped, or paid for, whichever comes first and whether the products are purchased or leased by SCANNER'S customers.

         (d) SCANNER shall keep full, clear, and accurate records with respect to sales of SCANNER PRODUCTS. LICENSOR shall have the right through its accredited representatives to examine and audit during usual business hours all such records and such other records and accounts as may, under recognized accounting practices, contain information bearing upon the amount of royalty payable to LICENSOR under this Agreement. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by such examination and audit. Neither such right to examine and audit, nor the right to receive such adjustment shall be affected by any statement to the contrary appearing on check or otherwise, unless such statement appears in a letter, signed by the party having such right and delivered to the other party, expressly waiving such right.


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4.       Rights in Inventions.

         If any inventions or discoveries which are or may be patentable or otherwise protectable under title 35 of the United States Code are conceived of or first actually reduced to practice by SCANNER while under this Agreement, then title to such inventions or discovery and any resulting patents shall be owned by LICENSOR, and LICENSOR shall grant to SCANNER a license in accordance with paragraph 2 and paragraph 3 of this Agreement. Such inventions or discoveries include, but are not limited to, all subsequent improvements and/or revisions of hardware and/or software relating to the manufacture of, or integration into the SCANNER PRODUCTS. In no case shall any royalties be earned and payable beyond the term of this Agreement. All costs of securing such patents shall be the responsibility of LICENSOR.

5.       Infringement

         If LICENSEE becomes aware of any information that others are infringing or are alleged to be infringing on any of the rights granted pursuant to this Agreement, LICENSEE shall promptly notify LICENSOR. LICENSEE may at its own cost and expense prosecute any such infringer or infringers, through litigation or other appropriate means. If LICENSEE undertakes such prosecution, LICENSOR shall at the expense and at the request of LICENSEE provide such evidence and execute such documents as LICENSEE may reasonably request. LICENSOR may but shall not be required to participate in such prosecution. LICENSOR may at LICENSOR'S expense be represented in such participation by counsel of LICENSOR'S choice.


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6.       Indemnification for Torts.

         SCANNER will hold LICENSOR harmless against all liabilities, demands, damages, expenses, or losses arising:

         (a) out of the use by SCANNER or its transferees of information furnished under this Agreement; or

         (b) out of any use, sale, or other disposition by SCANNER or its transferees of products made by use of such information.

7.       Termination.

         If SCANNER shall default in any of the terms, conditions, and covenants undertaken by it under this Agreement and such default shall continue for a period of sixty (60) days after receipt of written notice of such default or if SCANNER shall make a general assignment for the benefit of creditors or shall become or be adjudicated a bankrupt, or shall voluntarily file a petition in bankruptcy, or file an answer admitting the material allegations of a petition filed against it for an adjudication and bankruptcy, or shall, by reason of its insolvency, apply for or suffer the appointment of a receiver of its property and assets and such receiver so appointed shall not be discharged within sixty
(60) days after his appointment, then in any such event, LICENSOR shall have the right to terminate this Agreement by written notice to SCANNER. This agreement shall terminate upon the receipt of such notice, except with respect to all accrued and unpaid royalties which shall immediately be deemed due and payable upon termination of this Agreement.

8.       Trademarks.

         (a) The trademark Cyclops 2000-3D and any derivatives thereof shall be included in the License Grant under Section 2 hereinabove.


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         (b)      SCANNER agrees that it will not misuse or disparage, or fail to maintain the quality of the products and services it offers under the licensed trademark.

9.       Employee Assignments.

         SCANNER agrees to secure any necessary assignments, releases, and other documents which may be necessary to protect LICENSOR's interest in and to any discoveries and inventions arising out of this Agreement. SCANNER agrees and will insure that all relevant employees are required to execute and will execute such agreements including suitable nondisclosure agreements covering the trade secret Know How of LICENSOR made available to SCANNER under this Agreement.

10.      License Fee and Stock Issue.

         WHEREAS, it appears that the fair and reasonable value of the "Licensed Know How" is Five Hundred and Fifty Thousand Dollars, ($550,000.00), SCANNER will pay to LICENSOR an initial fee of Five Hundred Thousand Dollars, ($500,000.00) and issue 1,550,000 shares of it's common stock, due upon acceptance of this agreement.

11.      Security Interest.

         A security interest is granted to LICENSOR in all tangible and intangible assets of SCANNER equal to amounts due pursuant to this Agreement. The security interest shall include, but is not limited to, all equipment, receivables, inventory, cash on hand, and any other interests or assets owned by SCANNER. The security interests may be protected by LICENSOR through the filing of the attached security interest document affixed hereto as APPENDIX A and made a part hereof.


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12.      Term.

         This Agreement shall take effect as of the date first written hereinabove and shall continue in full force and effect until such time as the stock of SCANNER shall be registered, or SCANNER is a party to a merger or similar agreement in which a "Change in Control" of SCANNER occurs, and all monies due under this agreement are paid in full. At that time, LICENSOR shall sell all patents and interests granted during the period of this agreement to SCANNER for the sum of $1.00 plus all accrued expenses for securing such patents and interests.

13. Notices and Payments.

         Payments, reports, and notices made pursuant to this Agreement, if made to

         LICENSOR,

         shall be sent to:   Elwin M. Beaty
                             13529 Arthur Street
                             Minnetonka, Minnesota 55343

         if to SCANNER:      Scanner Technologies Corporation
                             14505 21st Avenue North, Suite 220
                             Minneapolis, Minnesota 55447
                             Attention: President

14.      Miscellaneous.

        (a) The delay or failure of a party to exercise any right hereunder or to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of a right hereunder or to insist upon strict adherence to that term or any other terms of this Agreement.

         (b) The provisions, terms, and conditions of this Agreement represent the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous oral or written communications. This


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                  Agreement may be amended only by a writing signed by duly
                  authorized representatives of both parties.

         (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by SCANNER except upon the sale of all of the business related to the Licensed Know How and Licensed Intellectual Property, and then only on the written assurance that the other party agrees to be licensed by the terms and conditions herein. SCANNER shall promptly give written notice of any such event to LICENSOR.

         (d) If any provision of this Agreement is determined to be invalid or unenforceable, the remaining portions hereof shall not be affected thereby and shall be binding upon the parties hereto as if the unenforceable provision were not contained herein.

         (e) The headings of this Agreement are intended for convenience of reference only and shall not affect its interpretation.

         (f) The parties each represent and warrant to the other that it has the full right, power, and authority to enter into and carry out this Agreement and has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate or other action to execute this Agreement.

         (g) The interpretation, construction and validity of this Agreement shall be governed by the laws of the State of Minnesota.

         (h) The parties agree that each is acting independently of the other, that they are not joint ventures, and neither is an agent of the other. Accordingly, each party shall


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                  be responsible for the acts or omissions of its own employees, representatives, and agents for which it is legally liable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date written above.


                                                   LICENSOR:

                                                     /s/ Elwin M. Beaty
                                                   -----------------------------
                                                   Elwin M. Beaty


                                                     /s/ Elaine E. Beaty
                                                   -----------------------------
                                                   Elaine E. Beaty



                                                   SCANNER TECHNOLOGIES
                                                   CORPORATION


                                                   By /s/ Elwin M. Beaty
                                                      --------------------------
                                                      Elwin M. Beaty
                                                      Its President


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                                   APPENDIX A
                               SECURITY AGREEMENT
                               ------------------

                                November 16, 1990

         The undersigned, SCANNER TECHNOLOGIES CORPORATION, a Minnesota corporation, (hereinafter called "Debtor") hereby grants to Elwin M. and Elaine
E. Beaty (the "Secured Parties"), being all of the holders of the License Agreement, a Security Interest in all personal property now owned or hereafter at any time acquired by Debtor (hereinafter called "Collateral"), including, without limitation, any property that is (i) held for sale or lease, or (ii) furnished or to be furnished under contracts of service, or (iii) held as raw materials, work in process or materials used or consumed or to be used or consumed in Debtor's business, and (iv) all returned or repossessed goods, including, without limitation the generality of the foregoing:

         (1) All equipment (as the term is defined in the Uniform Commercial Code as enacted in Minnesota) of Debtor, whether now owned or hereinafter acquired;

         (2) Each and every right of Debtor to the payment of money, either now existing or hereafter arising, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such rights and interest (including all liens and security interests) which Debtor may at any time have by law or agreement against any account debtor (as defined in the Uniform Commercial Code as enacted in Minnesota) or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including, but not limited to all present and future debt instruments, chattel papers and accounts of Debtor;

         (3) All general intangibles of Debtor (as defined in the Uniform Commercial Code as enacted in Minnesota), whether now owned or hereafter acquired, including but not limited to, applications for patents, patents, copyrights, trademarks and any other rights related to the ability of the Company to manufacture and sell its products;

         To secure payment to the Secured Parties of all liabilities and indebtedness of Debtor to such Secured Parties arising under the License Agreement, Debtor warrants, represents, and agrees that:

         (1) Debtor has or will acquire title to the Collateral. Debtor will warrant and defend the title to all Collateral against all other persons having claims thereon.

         (2) Debtor will at any time or times hereafter execute such financing statements and other instruments and perform such other acts as the Secured Parties may request to establish, maintain and perfect the Secured Parties security interest in the Collateral.


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         (3) Debtor will keep the Collateral in good condition and repair.

         The occurrence of any of the following events shall constitute a
Default: (i) The Debtor fails to make any payment under the License Agreement, together with all extensions or renewals thereof, on same or different terms when any such payment is due; (ii) Debtor fails to perform or observe any agreement of Debtor herein; (iii) there shall have been filed or commenced against Debtor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Debtor or for any substantial part of Debtor's property or for the winding-up or liquidation of Debtor's affairs and such action or proceeding shall not have been dismissed within sixty (60) days; or (iv) Debtor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary case under any such law; or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Debtor or of any substantial part of Debtor's property; or shall make any general assignment for the benefit of creditors; or shall take any action in furtherance of any of the foregoing.

         Whenever a Default shall exist, the Secured Parties may, at their option and without demand or notice, declare all or any part of the indebtedness secured hereby to be immediately due and payable, and may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law.

         In the event of Default, Debtor shall, if requested by the Secured Parties, make the Collateral available to the Secured Parties at a location designated by such Parties and shall pay all costs of collection, including reasonable attorney's fees. Debtor hereby waives any rights it may have to notice or hearing as a condition precedent to the enforcement of the Secured Parties' rights; provided, however, that if any notification of intended disposition of Collateral is nonetheless required by law, such notification shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the Debtor.

         No delay or failure by the Secured Parties in the exercise of any right or remedy hereunder shall constitute a waiver thereof or preclude any other or further exercise thereof of any other right or remedy. The interpretation and enforcement of the rights and remedies available to the Secured Parties by reason of this Agreement shall be governed by the laws of the State of Minnesota, in which State this Agreement has been executed by the Undersigned.

         Executed and delivered as of the date first set forth above.

                                                SCANNER TECHNOLOGIES CORPORATION


                                                By   /s/ Elwin M. Beaty
                                                   -----------------------------
                                                     Elwin M. Beaty, President
                                                     Chief Executive Officer


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